Exhibit 99.1

News Release
Contacts:
MEDIA:	INVESTORS/ANALYSTS:
Mayura Hooper	Jeff Edwards
Charles Schwab	Charles Schwab
Phone: 415-667-1525	Phone: 817-854-6177
FORGE MEDIA:	FORGE IR:
Lindsay Riddell	Idalia Rodriguez, Arbor Advisory Group
press@forgeglobal.com	ir@forgeglobal.com

CHARLES SCHWAB TO ACQUIRE FORGE GLOBAL CREATING

PREMIER DESTINATION TO DEMOCRATIZE ACCESS TO PRIVATE MARKETS

WESTLAKE, Texas, November 6, 2025 – The Charles Schwab Corporation (Schwab) today announced it has entered into a definitive agreement to acquire Forge Global Holdings, Inc. [NYSE: FRGE] (Forge) in a transaction valued at approximately $660 million. Forge operates the premier private market platform and a leading trading marketplace through which investors have bought and sold more than $17 billion in private company shares1.

Forge offers qualified* investors a range of direct and indirect opportunities to participate in the private markets. Its combination of a direct marketplace, private company solutions, and proprietary data helps enhance private market access and transparency for qualified investors. The company also has forthcoming interval funds which are designed to broaden access to private market exposure with lower costs and reduced minimums.

“Our acquisition of Forge builds on more than half a century of Schwab innovating on behalf of individual investors, advisors and employers,” said Rick Wurster, president and chief executive officer of Charles Schwab. “Through Forge’s leading marketplace, we’re uniquely positioned to deepen liquidity, improve transparency, and further democratize access to this increasingly important source of wealth creation for investors. Schwab’s entry into this space also gives private-share issuers more choice and liquidity for founders, employees, and early backers.”

Combining Schwab’s Industry-Leading2 Reach across 46 million Accounts with Forge’s Expertise to Redefine Private Market Access

This acquisition accelerates Schwab’s strategy to deliver private markets capabilities to retail and advisor clients, building on its expansive suite of wealth, advisory, and investment management solutions, to meet the complex needs of investors. Multi-decade industry trends and rising investor demand for broader diversification are driving sustained momentum in private markets and private wealth capital allocated to alternative asset classes is expected to grow from $4 trillion today to $13 trillion by 20323. The addition of direct access to private securities through Forge builds on our recent launch of Schwab Alternative Investments Select, a new alternative investments platform supported by a dedicated team of experts, which is now available to all eligible retail clients with more than $5 million in household assets at Schwab.

[1]	Based on historical transaction data from inception through September 30, 2025.
[2]	As disclosed by publicly-traded peers.
[3]	Source: Bain & Co.

Earlier this month, Schwab announced the launch of Schwab Private Issuer Equity Services, a complete equity management solution designed to support private companies in the late stages prior to IPO. Schwab Private Issuer Equity Services makes Schwab’s decades of experience managing equity programs for the world’s largest public companies available to private company administrators looking for a partner that can scale with them.

Together, Schwab and Forge will unite private stock plan administration and liquidity access in a single, integrated ecosystem that benefits all participants. Through this acquisition, Schwab will build on Forge’s decade plus experience helping private companies deliver capital and liquidity solutions through a partnership model rooted in company approval and trusted collaboration.

Kelly Rodriques, CEO of Forge said, “This combination will transform how the private market works. With Schwab’s reach and Forge’s solutions, private companies will gain access to liquidity and new growth options from an expanded market of qualified retail investors, while investors will gain new ways to invest in the innovation economy. Together, we’re making the private markets work better for everyone.”

“Access to Schwab’s 46 million client accounts and $11.6 trillion in client assets creates a strong distribution platform for private securities,” said Wurster. “With the pool of private companies growing and remaining private for longer, a leading platform for individual investors to participate in private markets offers durable, strategic value. We expect meaningful growth in this space and believe our platform will become a go-to venue where retail investors discover new investment opportunities.”

Transaction Details

Under the terms of the agreement, Schwab will acquire all of Forge’s issued and outstanding common shares for $45 cash per Common Share. The transaction has been unanimously approved by the Boards of Directors of Schwab and Forge. The transaction is expected to close in the first half of 2026, subject to customary closing conditions, including approval by Forge’s stockholders and regulatory approvals. Forge’s two largest stockholders, Motive Capital and Deutsche Börse, have entered into agreements committing to support the transaction.

J.P. Morgan Securities, LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to Schwab. Financial Technology Partners served as financial advisor and Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to a Special Committee of Forge’s Board of Directors. Sullivan & Cromwell LLP acted as legal advisor to Forge.

Management Conference Call

A conference call to discuss the announced transaction will be held today, November 6, 2025, at 8:30 a.m., Eastern Standard Time with Schwab President and CEO Rick Wurster and CFO Mike Verdeschi. Access via webcast is available at www.schwabevents.com/corporation.

About Forge

Forge (NYSE: FRGE) is a leading provider of marketplace infrastructure, data services and technology and investment solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system. For more information, visit forgeglobal.com.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 38.0 million active brokerage accounts, 5.6 million workplace plan participant accounts, 2.2 million banking accounts, and $11.59 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor ServicesTM. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

FORWARD LOOKING STATEMENTS

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, specifically relating to timing, completion and funding of the acquisition; investor interest in private markets; plans for expansion of private market capabilities and access; competitive positioning and organic growth; and acquisition synergies, financial impact and revenue diversification.

These forward-looking statements reflect management’s beliefs, expectations and objectives as of today and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause results to differ include management’s ability to close the transaction on the anticipated terms and timing; required regulatory approvals and approval by Forge’s stockholders; disruptions to Forge’s business as a result of the announcement and pendency of the acquisition; and the ability and timeframe to integrate the business and realize the anticipated benefits. Additional risks and uncertainties that could affect future results are discussed in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (www.sec.gov). The information in this presentation speaks only as of November 6, 2025 (or such earlier date as may be specified herein). The company makes no commitment to update any forward-looking statements.

Investors should carefully consider the investment objectives, risks, charges, and expenses before investing. The prospectus, offering document or private placement memorandum contains this and other information. It should be read carefully before investing. This is not an offer of, or a solicitation to subscribe to or purchase, securities.

*

Only investors who qualify as accredited investors, qualified clients, or qualified purchasers are eligible to invest in private company securities. Investing involves risks, including loss of principal.

Private markets (e.g., private company securities) are highly illiquid and there is no guarantee that a market will develop for such securities. Each investment carries its own risks, and you should conduct your own due diligence regarding the investment, including obtaining independent professional advice.

This press release contains forward-looking statements relating to client adoption of wealth solutions, and the company’s organic growth, capital ratios and return of capital. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.